UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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Filed by a Party other than the Registrant  ☐

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Priority Healthcare Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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This filing consists of (1) a memorandum distributed by Priority Healthcare Corporation (the “Company”) to its stock option holders on October 3, 2005, (2) a tax election form for stock option cash out, (3) a memorandum distributed by the Company to its restricted stock award holders on October 3, 2005, (4) a tax election form for restricted stock award cash out, and (5) a notice for the Company’s employees who participated in the Company’s Employee Stock Purchase Plan and whose Fidelity Individual Brokerage accounts still hold shares of Company stock, all relating to the Agreement and Plan of Merger, dated as of July 21, 2005, by and among Express Scripts, Inc., Pony Acquisition Corporation, and the Company.

To:	PHC Stock Option Holders

From:	Cynthia Primm - VP, Human Resources

Date:	Monday, October 3, 2005

Subject:	IMPORTANT MEMO REGARDING THE CASH OUT OF STOCK OPTIONS

Details on how stock options would be affected by the acquisition of Priority Healthcare Corporation (“PHC”) by Express Scripts were outlined in the FAQ’s released to all employees on July 22, 2005. This memo contains additional information about the exercise period for vested options, the cash out of all options that are not exercised prior to the acquisition and related income tax withholding information.

The special meeting of the shareholders of PHC at which they will be asked to approve the acquisition of PHC by Express Scripts is scheduled for October 14, 2005. We expect to complete the transaction as soon as possible after the meeting and after all other conditions to the transaction are satisfied or waived. In order to have everything in place at the time of the closing, we have selected the following dates for various actions.

✓	Vested options may be exercised until October 13, 2005. Those individuals who want to exercise vested options should contact Fidelity Investments at www.fidelity.com or by phone at (800) 544-9354. Vested options that are not exercised by October 13, 2005 will be cashed out on the date of the acquisition, as if they had been exercised, based on the difference between the $28 per share acquisition price and the per share option exercise price. Stock options with an exercise price at or above $28 per share will be cancelled for no consideration.

✓	If your employment or service with PHC continues until the Express Scripts acquisition is complete, any non-vested options you hold will become fully vested and will be cashed out at the same time and for the same amount as vested options.

✓	The cash out amount payable for vested and non-vested options has tax consequences that are dependent upon the type of stock options you hold.

o	Non-Qualified Stock Options (NQSO) - The minimum withholding for Federal income tax is 25%. State income tax will be withheld at the supplemental wage rate applicable to your state. Option holders may request a higher rate of Federal income tax withholding with respect to their cash out payments by following the instructions below.

o	Incentive Stock Options (ISO) - Neither Federal nor State income taxes will be withheld unless you specifically direct PHC to do so by following the instructions below.

To elect a higher tax rate on NQSO’s or to elect to have taxes withheld on ISO’s, please complete the attached form and return to Marla Kerr, Manager, Benefits & HRIS no later than Friday, October 7, 2005.

✓	As soon as the acquisition has been consummated, Fidelity will begin the stock option cash out process. Fidelity anticipates this will take 3 to 5 business days. We recommend that, prior to October 14, 2005, you visit www.fidelity.com and print out the summary of your stock option balance, because during the cash out process your option balance will not be available to view on Fidelity’s website nor will you be able to verify it through their phone bank.

✓	Once Fidelity completes the stock option cash out process, the proceeds will be deposited into each individual’s Fidelity brokerage account. You will then be able to contact Fidelity to request a check, bank wire, etc. Note: Fidelity requires its members to sign up for check writing and bank wires in advance and the process takes several days. If you have not already done so, please visit www.fidelity.com, click on “Your Profile” and then “Features by Account” to sign up for these features.

Please note that the cash out of stock options is still subject to completion of the Express Scripts transaction. If you have further questions, please contact Marla Kerr, Manager, Benefits & HRIS via email at marla.kerr@priorityhealthcare.com.

Thank you.

TAX ELECTION FOR STOCK OPTION CASH OUT

Please Print

Name		Social Security #

Last First

NON-QUALIFIED STOCK OPTIONS (NQ)

For My Federal Election: Check one option

I want additional Federal income tax withheld from my Non-Qualified Stock Option cash out as follows:

a)	☐ Deduct an additional % (percent) above the mandatory 25% required federal withholding.

b)	☐ Deduct an additional $ (amount) above the mandatory 25% required federal withholding.

For My State Election: (if applicable) Check one option

I want additional State income tax withheld from my Non-Qualified Stock Option cash out as follows:

a)	☐ Deduct an additional % (percent) above the mandatory supplemental wage rate.

b)	☐ Deduct an additional $ (amount) above the mandatory supplemental wage rate.

INCENTIVE STOCK OPTIONS (ISO)

For My Federal Election: Check one option:

I want Federal income tax withheld from my Incentive Stock Option cash out as follows:

a)	☐ Deduct % (percent).

b)	☐ Deduct $ (amount).

For My State Election: (if applicable) Check one option:

I want State income tax withheld from my Incentive Stock Option cash out as follows:

a)	☐ Deduct % (percent).

b)	☐ Deduct $ (amount).

AUTHORIZATION:

I elect to have my Stock Option cash out taxed in the manner outlined above.

Your signature	Date

To:	PHC Restricted Stock Award Holders

From:	Cynthia Primm - VP, Human Resources

Date:	Monday, October 3, 2005

Subject:	IMPORTANT MEMO REGARDING THE CASH OUT OF RESTRICTED STOCK AWARDS

You have Restricted Stock that will become vested immediately prior to the close of the acquisition of Priority Healthcare Corporation (“PHC”) by Express Scripts, provided your employment with PHC continues until that time. Your Restricted Stock Award (RSA) will be cashed out on the date of the acquisition based on the $28 per share acquisition price.

The special meeting of the shareholders of PHC at which they will be asked to approve the acquisition of PHC by Express Scripts is scheduled for October 14, 2005. We expect to complete the transaction as soon as possible after the meeting and after all other conditions to the transaction are satisfied or waived.

The cash out amount payable has the following tax consequences:

✓	The minimum withholding for Federal income tax is 25%. State income tax will be withheld at the supplemental wage rate applicable to your state. Holders of RSA’s may request a higher rate of Federal income tax withholding with respect to their cash out payments.

To elect a higher tax rate than the rate outlined above, please complete the attached form and return to Marla Kerr, Manager, Benefits & HRIS no later than Friday, October 7, 2005.

As soon as the acquisition has been consummated, Fidelity will begin the RSA cash out process. Fidelity anticipates this will take 3 to 5 business days. We recommend that, prior to October 14, 2005, you visit www.fidelity.com and print out the summary of your RSA balance, because during the cash out process your balance will not be available to view on Fidelity’s website nor will you be able to verify it through their phone bank.

Once Fidelity completes the RSA cash out process, the proceeds will be deposited into each individual’s Fidelity brokerage account. Employees will then be able to contact Fidelity to request a check, bank wire, etc. Note: Fidelity requires its members to sign up for check writing and bank wires in advance and the process takes several days. If you have not already done so, please visit www.fidelity.com, click on “Your Profile” and then “Features by Account” to sign up for these features.

Please note that the cash out of RSA’s is still subject to completion of the Express Scripts transaction. If you have further questions, please contact Marla Kerr, Manager, Benefits & HRIS via email at marla.kerr@priorityhealthcare.com.

Thank you.

TAX ELECTION FOR RESTRICTED STOCK AWARD CASH OUT

Please Print

Name		Social Security #

Last First

RESTRICTED STOCK AWARD

For My Federal Election: Check one option

I want additional Federal income tax withheld from my Restricted Stock Award cash out as follows:

a)	☐ Deduct an additional % (percent) above the mandatory 25% required federal withholding.

b)	☐ Deduct an additional $ (amount) above the mandatory 25% required federal withholding.

For My State Election: (if applicable) Check one option

I want additional State income tax withheld from my Restricted Stock Award cash out as follows:

a)	☐ Deduct an additional % (percent) above the mandatory supplemental wage rate.

b)	☐ Deduct an additional $ (amount) above the mandatory supplemental wage rate.

AUTHORIZATION:

I elect to have my Restricted Stock Award cash out taxed in the manner outlined above.

Your signature	Date

This notice is intended for employees who participated in the company’s ESPP plan and whose Fidelity Individual Brokerage accounts still hold shares of PHCC stock. If your Individual Brokerage account does not contain PHCC stock, please disregard this notice.

Upon the close of the acquisition of PHC by Express Scripts, employees who purchased PHCC stock through the company’s Employee Stock Purchase Plan (ESPP) will receive cash for any stock they still own. Employees will need to contact Fidelity to request a check or transfer the funds.

Fidelity requires its members to sign up for check writing and bank wires in advance and the process takes several days. If you have not already done so, please visit www.fidelity.com, click on “Your Profile” and then “Features by Account” to sign up for these features.

This liquidation is a taxable event, however, Fidelity will not withhold taxes upon distribution to you. Fidelity Investments will send a 1099 to your home at year-end.

If you have any questions, please feel free to contact me.

Marla Kerr, PHR

Manager, Benefits & HRIS

Priority Healthcare Corporation

250 Technology Park

Lake Mary, FL 32746

(407) 833-7052 - Phone

(407) 804-3954 - Fax